Exhibit 99.1

XBiotech to Provide First Quarter 2017 Business Update

AUSTIN, Texas, April 28, 2017 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ:XBIT) announced today it will host a conference call and live audio webcast on Thursday, May 4, 2017, at 8:30 a.m. Eastern Time, to provide an overview of its corporate and clinical activities.  The call will encompass developments during the first quarter ended March 31, 2017.

Conference Call Information:
Interested participants and investors may access the conference call by dialing:

  1 (844) 249-9385 (U.S.)
  1 (270) 823-1533 (International)
  Conference ID: 15848733

A live audio webcast will also be accessible via the Investors section of the XBiotech website www.xbiotech.com. The webcast replay will remain available for 90 days.

A telephonic replay of the conference call can be accessed by dialing 1 (855) 859-2056 (U.S.) or 1 (404) 537-3406, and providing the Conference ID: 15848733.  The telephonic replay will be available for 24 hours beginning at 11:29 p.m. Eastern Time on May 4, 2017.

About XBiotech
XBiotech is a fully integrated global biosciences company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies based on its True Human™ proprietary technology. XBiotech currently is advancing a robust pipeline of antibody therapies to redefine the standards of care in oncology, inflammatory conditions and infectious diseases. Headquartered in Austin, Texas, XBiotech also is leading the development of innovative biotech manufacturing technologies designed to more rapidly, cost-effectively and flexibly produce new therapies urgently needed by patients worldwide.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the proposed offering of common shares, declarations regarding management's beliefs and expectations that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact
Ashley Otero
aotero@xbiotech.com
512-386-2930